EXHIBIT 99
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                         AGREEMENT RELATING TO FILING OF
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                           JOINT STATEMENT PURSUANT TO
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                               RULE 13D-1(k) UNDER
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                       THE SECURITIES EXCHANGE ACT OF 1934
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         The Undersigned agree that this Amendment No. 3 to the Statement of
Schedule 13G to which this Agreement is attached is filed on behalf of each of them.


Date: February 11, 2005                      By: /s/ Michael L. Middleton
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                                                 Michael L. Middleton



                                             By: /s/ Sara Middleton
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                                                 Sara Middleton